Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of WESCO International, Inc. of our report dated March 1, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in WESCO International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.
/s/ PricewaterhouseCoopers
Pittsburgh, Pennsylvania
July 7, 2021